
                                                              Three Months Ended                      Six Months Ended
                                                                  June 30                                 June 30
                                                          2000                1999               2000                1999
                                                   -------------------------------------------------------------------------------
Weighted average shares outstanding during the
   period                                                    4,403               4,672              4,403               4,672

Assumed exercise of options less assumed
   acquisition of shares                                         -                   3                  -                   2
                                                   -------------------------------------------------------------------------------
Total                                                        4,403               4,675              4,403               4,674
                                                   ===============================================================================

Net income (loss) used in computation (in
   thousands)                                        $        (267)      $         185      $        (143)      $         211
                                                   ===============================================================================

(Loss) income per common share                       $        (.06)      $         .04      $        (.03)      $         .05
                                                   ===============================================================================